STATE OF SOUTH CAROLINA    )
                           )                          LEASE AGREEMENT
COUNTY OF ANDERSON         )


THIS LEASE, made and entered into this first day of May 1994, by and between COMMERCE CENTER ASSOCIATES, INC., a South Carolina corporation, hereinafter called "Owner", and HAMPSHIRE DESIGNERS, INC., a corporation organized and existing under the laws of the State of Delaware, hereinafter called "Tenant".

                                   WITNESSETH

     1. Owner is the owner of a tract of land consisting of approximately 5.5 acres and improvements thereon located on New Court Road, Commerce Center Subdivision, Anderson County, South Carolina.

     2. Owner hereby leases to Tenant, and Tenant hereby leases and takes, upon the terms, conditions and covenants hereinafter set forth approximately 57,000 square feet of space in the building on said lot, being the total square footage.

     3. Owner further grants to Tenant all space on the exterior of the building, including all parking spaces for automobiles at the front and rear of the building and together with rights of use for all driveways furnishing access to the building and to the parking spaces.

     4. To have and to hold the leased premises unto Tenant for a term of seven years and zero months commencing on the first day of May, 1994 and ending on April 30, 2001, unless sooner terminated as hereinafter provided.

     5. Improvements to the premises, above the basic building described in the plans and specifications, above referenced, will be designed and completed by Owner, in accordance with the specifications of Tenant, and subject to his approval. Owner will submit to Tenant an itemization of the desired improvements, including the price of said improvements, for Tenant's approval and acceptance. The cost of improvements will be the expense of Tenant.

     6. Tenant hereby covenants and agrees to pay Owner on the first day of each month, in advance, at its principal offices, or at such other place as Owner may from time to time designate, as rent for the premises during the continuance of this Lease, as shown on the following schedule:

                              Amount            Amount
       Term                  Monthly           Annually
     -------               -----------        ----------
5/1/94 - 4/30/95              10,114            121,368
5/1/95 - 4/30/96              10,519            126,228
5/1/96 - 4/30/97              10,939            131,268
5/1/97 - 4/30/98              11,377            136,524
5/1/98 - 4/30/99              11,832            141,984
5/1/99 - 4/30/00              12,305            147,660
5/1/00 - 4/30/01              12,797            153,564

     7. Real estate taxes and increases thereof, are the total responsibility of the Tenant.

     8. Tenant shall carry fire and casualty insurance on the structure in an amount not less than $1,400,000.

     9. Owner shall have no further responsibility for repairs or maintenance of the leased premises, including, but not limited to the mechanical system for heating, ventilating, and air conditioning, plumbing and electrical equipment, other than items in warranty. Tenant agrees that it will at its own expense keep and maintain the building including plumbing, heating and air conditioning equipment in good working order and repair during the term of the Lease.

     10. It is understood and agreed that the Tenant shall not make or suffer to be made any alterations or additions to said building unless it first obtained the written consent of the Owner.

     11. Tenant shall have the right to place signs or other advertising devices on the building or premises provided that such signs complies in all respects with laws and municipal ordinances relating thereto, and upon approval of Owner, which approval shall not be unreasonably withheld. Upon termination of this Lease or any extension thereof, the Tenant agrees to remove such signs, and other devices and to repair any and all damage the signs, their installation or removal may have caused.

     12. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state and municipal authorities, and with any directions of any public officer, pursuant to law, which shall impose any duty upon the Owner or the Tenant with respect to the leased premises. Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements or additions, and the Owner, when necessary, will join the Tenant in applying for such permits or licenses.

     13. Tenant, at its sole cost and expense, will maintain public liability and property damage insurance applicable to the leased premises in a minimum amount of $1,000,000. It shall be Tenant's sole responsibility to provide whatever adequate insurance coverage is deemed proper for any goods, equipment, furnishings, and fixtures installed for Tenant, or occupying the demised premises.

     14. The Tenant shall pay all charges for gas, electricity, light, heat, power and telephone, or other communication service used, rendered, or supplied upon or in connection with the leased premises and shall indemnify the Owner against any liability or damages on such account.

     15. The Tenant shall, on the last day of the term or upon the sooner termination, peaceably and quietly surrender the leased premises to the Owner in as good condition and repair as at the commencement of the term and as any new buildings, structures, replacements, or additions or improvements constructed, erected, added or placed thereon or when completed with the natural wear and tear thereof excepted.

     16. All signs, moveable equipment, and trade fixtures which shall be placed or installed in or on the leased premises shall remain the property of the Tenant which shall have the right to remove same in ten (10) days after the termination of this Lease, provided Tenant shall not be in default hereunder and provided further, that Tenant shall repair or reimburse the Owner for the cost of repair of any and all damage resulting to the leased premises from the removal of such equipment. All other fixtures and equipment which are become and remain the property of the Owner.

     17. If any rent payable by Tenant shall remain unpaid for more than ten
(10) days after the same becomes due and payable, or if the Tenant shall violate or default in any of the covenants or agreements herein set forth, and said default continues for a period of twenty (20) days after written notice thereof, Owner may at its option, declare the Lease terminated and take immediate possession of the premises, or it may institute suit to enforce the lease agreement, and in the latter event, Tenant shall be liable for all costs incident of such action, including reasonable attorney's fees. If the Lease is terminated as aforesaid, Owner shall release property if a new Lease is obtainable and the Tenant shall continue liable for such loss as Owner may sustain during the remaining life of said Lease, either by way of loss or rents or expenses, including, but not limited to redecorating and commissions incident to any releasing.

     18. The Tenant, upon the payment of the rents herein reserved and upon the performance of all terms of this Lease, shall at all times during the Lease term peaceably and quietly enjoy the leased premises without any disturbance from Owner and from any other person claiming through Owner.

     19. This Lease Agreement shall be construed under the laws of the State of South Carolina.

     20. No waiver of any condition or legal right or remedy shall be implied by the failure of Owner to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Owner.

     21. The covenants and agreements herein contained shall be binding upon and inure to the benefits of the parties hereto and their respective heirs, successors, and assigns.

     22. This Lease and the exhibits attached hereto and forming a part hereto, set forth all of the covenants, promises, agreements, conditions, and understandings between Owner and Tenant concerning the demised premises, and there are no covenants, promises, agreements, conditions, or understandings either oral or written, express or implied, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to the Lease shall be binding upon Tenant and Owner unless reduced to writing and signed by both parties. The Tenant agrees that the Owner and its agents have made to representations or promises with respect to the premises or the building or property of which the same are a part except as herein expressly set forth.

     23. If any provision of this Agreement be determined to be invalid by any court of competent jurisdiction, the remaining portions of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         COMMERCE CENTER ASSOCIATES, INC.
-----------------------------            ------------------------------
/s/ Lanna West                           By:   /s/ Charles W. Clayton
Witness                                  Its: President


                                         HAMPSHIRE DESIGNERS, INC.

-----------------------------            ------------------------------
/s/ Tony Lamar Charping                  By:      /s/ H. Edward Hurley
Witness                                  Tenant